Exhibit 10.10

TRUST AGREEMENT

This TRUST AGREEMENT (this “Trust Agreement”) is made as of August 26, 2004, by and between:

Li Shun Xing, a male citizen of People’s Republic of China (the “PRC”) holding Identity Certificate number                    ;

Li Xiang Ning, a male citizen of the PRC, holding Identity Certificate number                    ;

Pang Da Qing, a male citizen of the PRC, holding Identity Certificate number                    ;

Xie Li, a male citizen of the PRC, holding Identity Certificate number                    ;

(Each of the above 4 individuals is an “Existing Shareholder”, and collectively, such individuals are the “Existing Shareholders”).

and

SCL Ventures Ltd. (“SCL”), a British Virgin Islands company;

and

Weida Communications Technology Company Limited (the “Company”), a PRC company, which is being converted from a PRC domestic company into a Sino-foreign Equity Joint Venture (the “EJV”) under the laws of the PRC.

WHEREAS, the Existing Shareholders presently hold all of the shares of the Company; and

WHEREAS, the Existing Shareholders and SCL have executed various documents (including but not limited to an Equity Joint Venture Agreement, an Equity Interest Transfer Agreement, and a Future Equity Interest Transfer Agreement), under which SCL is acquiring equity ownership (subject to PRC law, up to 51%) of the Company and the EJV; and

WHEREAS, the Existing Shareholders, SCL, and the Company intend that the Existing Shareholders shall hold 51% of the shares of the Company and the EJV in trust, for the benefit of SCL, pursuant to the terms and conditions of this Trust Agreement;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Existing Shareholders, SCL, and the Company hereby agree as follows:

1.               Effective Date.  This Trust Agreement shall become effective immediately upon the signing hereof by the Existing Shareholders, SCL, and the Company.

2.               Declaration of Trust.  Each of the Existing Shareholders agrees and declares that 51% of all shares of the Company which each Existing Shareholder holds, presently or in the future (such shares being the “Trust Shares”), shall henceforth be held, in trust, for the use and benefit of SCL.  All dividends, proceeds, rights, privileges, and interests pertaining to the Trust Shares, whether existing presently or acquired in the future, shall be held by each Existing Shareholder, in trust, for the use and benefit of SCL.  Further, it is specifically acknowledged and agreed that 51% of the interests of each Existing Shareholder in the registered capital of the EJV (into which the Company intends to convert) shall similarly be held, in trust, for the use and benefit of SCL, including all dividends, proceeds, rights, privileges, and interests pertaining to such 51% of the registered capital of the EJV.  (References in this Agreement to the Trust Shares shall include the interests of the Existing Shareholders in 51% of the registered capital of the EJV.)

3.               Each Existing Shareholder shall at all times deal with, transfer and dispose of the Trust Shares (and all dividends, proceeds, rights, privileges, and interests pertaining thereto), pursuant to the written instructions of the SCL.

4.               Each Existing Shareholder will at any and all times requested by SCL, sign and deliver any transfer, proxy form, receipt, notice or other instrument relating to the Trust Shares (or any dividends, proceeds, rights, privileges, and interests pertaining thereto). Each Existing Shareholder shall at all times exercise the voting rights of the Trust Shares, whether at any meetings of the Company or the EJV, or otherwise, in strict compliance with the directions of SCL.

5.               Instructions, directions, or requests from SCL to the Existing Shareholders shall be in writing.

6.               The following matters have been approved by SCL (and are acknowledged as being intended and presently being implemented by Existing Shareholders and the Company)

(a)                                  SCL is acquiring 25% of the equity ownership of the Company, and simultaneously, the Company is being converted from a PRC domestic company into a Sino-foreign Equity Joint Venture; and

(b)                                 The Existing Shareholders will pledge the Trust Shares to that certain wholly foreign owned enterprise (the “WOFE”), which has entered into a certain Service and Support Agreement with the Company, as security for the Company’s performance of its obligations under the said Service and Support Agreement; and

(c)                                  The Existing Shareholders shall transfer to SCL, free of trust, all of the Existing Shareholders’ interests in the Trust Shares, from time to time, up to the then maximum permitted by PRC law.

7.               No encumbrance, liability, or obligation whatsoever, shall be created, imposed, or incurred against or concerning the Trust Shares or SCL, by the actions or inaction of any Existing Shareholder or the Company, without the prior written consent of SCL.

8.               Miscellaneous.

A.           This Trust Agreement shall not be amended or waived, except with the written consent of SCL.

B.             This Trust Agreement shall be construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, without regard to the principles of conflicts of law.  Any unresolved dispute shall be submitted to arbitration in Hong Kong, pursuant to the rules of the Hong Kong International Arbitration Centre.

C.             This Trust Agreement shall inure to the benefit of and be binding upon the successors and assigns of SCL.  An Existing Shareholder shall not assign or transfer any of his/her rights or obligations under this Trust Agreement.

D.            The captions to sections or subsections of this Trust Agreement have been inserted for reference purposes only and shall not be used to construe or interpret this Trust Agreement.

IN WITNESS WHEREOF, the Existing Shareholders, SCL, and the Company have executed this Trust Agreement as of the date first above written.

Li Shun Xing

Signature:

/s/ Li Shun Xing

Li Xiang Ning

Signature:

/s/ Li Xiang Ning

Pang Da Qing

Signature:

/s/ Pang Da Qing

Xie Li

Signature:

/s/ Xie Li

SCL Ventures Ltd.

By:	/s/ Mitchell Sepaniak
Name:	Mitchell Sepaniak
Title:	President and Chief Executive Officer

Weida Communications Technology Company Limited

By:	/s/ Li Shunxing
Name:	Li Shunxing
Title: Legal Representative